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                                                                    Exhibit 23.5



                                           June 30, 2000




M&T Bank Corporation
One M&T Plaza
Buffalo, New York 14203


To the Board of Directors:

     I hereby consent to being named as a person about to become a director of M&T Bank Corporation, a New York corporation ("M&T"), in connection with the consummation of the merger (the "Merger") of Keystone Financial, Inc., a Pennsylvania corporation ("Keystone"), with and into Olympia Financial Corp., a Delaware corporation and a wholly-owned subsidiary of M&T ("Merger Sub"), pursuant to the Agreement and Plan of Reorganization, dated as of May 16, 2000, by and among M&T, Keystone and Merger Sub, and the related Agreement and Plan of Merger, dated as of May 16, 2000, by and between Keystone and Merger Sub and joined in by M&T, in the Registration Statement on Form S-4 filed by M&T with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                                     Sincerely,


                                                     /s/ Carl L. Campbell